SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
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WILSHIRE ENTERPRISES, INC.

(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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WILSHIRE ENTERPRISES, INC.

1 Gateway Center

Newark, New Jersey 07102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 25, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Wilshire Enterprises, Inc., a Delaware corporation (hereinafter called the “Company”), will be held at the Spencer Hotel, 700 King Street, Wilmington, Delaware 19801 at 3:00 P. M. on Thursday, May 25, 2006 for the following purposes:

(1) To elect two directors of the Company to serve until the expiration of their terms and thereafter until their successors have been duly elected and qualified.

(2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 25, 2006, are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

PLEASE SEE VOTING PROXY CARD INCLUDED IN ENVELOPE.

IT IS VERY IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WE URGE YOU TO VOTE NOW REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

YOUR SHARES MAY BE VOTED ELECTRONICALLY ON THE INTERNET, BY TELEPHONE OR BY
SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD.

By Order of the Board of Directors

/s/ S. Wilzig Izak
S. WILZIG IZAK
Chairman of the Board

Dated: May 1, 2006

WILSHIRE ENTERPRISES, INC.

1 Gateway Center

Newark, New Jersey 07102

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 25, 2006

This Proxy Statement and the accompanying form of proxy, which were first sent to stockholders on or about May 1, 2006, are submitted in connection with the solicitation of proxies for the Annual Meeting of Stockholders by the Board of Directors of Wilshire Enterprises, Inc. (the “Company”) to be held on Thursday, May 25, 2006 at 3:00 P.M. or any adjournment thereof (the “Annual Meeting”). The close of business on April 25, 2006 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, 7,853,718 shares of common stock ($1.00 par value) of the Company (the “Common Stock”) were outstanding and entitled to vote at the Annual Meeting, each such share being entitled to one vote.

A form of proxy is enclosed designating persons named therein as proxies to vote shares at the Annual Meeting. Each proxy in that form properly signed and received prior to the meeting will be voted as specified in the proxy or if not specified, FOR the election as directors of those nominees named in this Proxy Statement. Should any nominee for director named in this Proxy Statement become unavailable for election, which is not anticipated, it is intended that the persons acting under the proxies will vote for the election in his or her stead of such other person as may be nominated by the Board of Directors.

At the time this Proxy Statement was mailed to stockholders, management was not aware that any matter other than the matter described above would be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

Any stockholder who returns a proxy on the enclosed form, or votes via telephone or the Internet, has the right to revoke that proxy at any time before it is voted. Any stockholder who submitted a proxy by mail may change such stockholder’s vote or revoke such stockholder’s proxy by (a) filing with the Secretary of the Company a written notice of revocation or (b) timely delivering a valid, later-dated proxy. Any stockholder who submitted a proxy by telephone or via the Internet may change such stockholder’s vote or revoke such stockholder’s proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless the stockholder gives written notice of revocation to the Secretary before the proxy is exercised or such stockholder votes by written ballot at the Annual Meeting.

The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by inspectors of election appointed by the Company. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not technically constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of votes cast. The inspectors of election will treat shares referred to as “broker non-votes” (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Assuming a quorum is present, the nominees for director receiving a plurality of votes cast at the Annual Meeting will be elected directors. A proxy that has properly withheld authority with respect to the election of one or both nominees for director will not be voted with respect to the nominee or nominees indicated, although it will be counted for the purposes of determining whether there is a quorum.

Voting Securities and Principal Holders Thereof

Based on information available to the Company, the Company believes that the following persons held beneficial ownership of more than five percent of the outstanding Common Stock as of December 31, 2005:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class

Estate of Siggi B. Wilzig c/o Daniel Swick Herrick, Feinstein LLP 2 Penn Plaza Newark, NJ 07105-2245	1,660,792	(2)	21.1%

Mercury Real Estate Advisors LLC David R. Jarvis Malcolm F. MacLean IV 700 Field Point Road Greenwich, CT 06830	1,149,000	(3)	14.6%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, Suite 650 Santa Monica, CA 90401	479,340	(4)	6.1%

JMB Capital Partners, L.P. Smithwood Partners, LLC Mr. Jonathan Brooks 1999 Avenue of the Stars Suite 2040 Los Angeles, CA 90067	453,900	(5)	5.8%

Donald Brenner P. O. Box 721 Alpine, NJ 07620	405,330	(6)	5.2%

——————

(1)

Each beneficial owner’s percentage ownership of Common Stock is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days of December 31, 2005 have been exercised or converted. Options, warrants and other convertible securities that are not exercisable within 60 days of December 31, 2005 have been excluded. Unless otherwise noted, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)

Mr. Wilzig, former Chairman and President of the Company, served as the Senior Consultant to the Company until his death on January 7, 2003. The table above reflects the Estate’s ownership as reported by the Estate.

(3)

According to a filing with the Securities and Exchange Commission on November 2, 2005, the 1,149,000 shares reported as beneficially owned by Mercury Real Estate Advisors and David R. Jarvis and Malcolm F. MacLean IV represent shares held by Mercury Special Situations Fund LP and certain other entities of which Mercury Real Estate Advisors LLC is the investment advisor. Messrs. Jarvis and MacLean are the managing members of Mercury Real Estate Advisors LLC.

(4)

Pursuant to a filing with the Securities and Exchange Commission which reported beneficial ownership as of December 31, 2005, Dimensional Fund Advisors, Inc. (“Dimensional”), a registered investment advisor, disclosed that it is deemed to have beneficial ownership of 479,340 shares of Common Stock, all of which shares are held in the portfolios of certain “Funds”. Such Funds consist of investment companies to which Dimensional provides investment advice and certain other commingled group trusts and separate accounts for which Dimensional serves as an investment manager. Dimensional disclaims beneficial ownership of all such shares.

(5)

Pursuant to a filing with the Securities and Exchange Commission, as of August 23, 2004, JMB Capital had the sole power to vote or direct the vote with respect to the 453,900 shares owned by it. As general partner of JMB Capital, Smithwood Partners, LLC (“Smithwood”) has the sole power to vote or direct the vote with respect to the 453,900 shares owned by JMB Capital. As the sole member and manager of Smithwood, Jonathan Brooks has the sole power to vote or direct the vote with respect to the 453,900 shares owned by JMB Capital.

(6)

Such 405,330 shares of Common Stock consist of 17,974 shares for which Mr. Brenner has sole voting power and 387,356 shares for which he has shared voting power.

BOARD OF DIRECTORS AND ITS COMMITTEES; DIRECTOR COMPENSATION

The Company is incorporated under the laws of the State of Delaware. The interests of stockholders of the Company are represented by the Board of Directors, which oversees the business and management of the Company. This solicitation of proxies is intended to give all stockholders the opportunity to vote for the persons who are to be their representatives, as directors, in the governance of the Company.

The Company’s current Restated Certificate of Incorporation and By-Laws provide for a six member Board of Directors divided into three classes of directors serving staggered three-year terms. The term of office of directors in Class II expires at the 2006 Annual Meeting, Class III at the next succeeding Annual Meeting and Class I at the following succeeding Annual Meeting. Two Class II nominees are named in this Proxy Statement.

Independence

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors. The American Stock Exchange (the “AMEX”) has adopted amendments to its definition of independence. Additional requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee. All members of the Audit Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in The American Stock Exchange’s Corporate Governance Rules and under the SEC’s Rule 10A-3. All of the non-employee members of the Board (and, accordingly, all members of the Nominating Committee) have been determined to satisfy the AMEX definition of independence.

Board of Directors’ Meetings

The Board of Directors of the Company holds periodic meetings as necessary to deal with matters which it must consider. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. During 2005, the full Board met a total of eight times, the Audit Committee five times, the Compensation Committee one time and the Nominating Committee one time. Each Board member attended at least 75% of the aggregate of the Board and committee meetings (of committees on which each such director served) held during 2005.

Executive Committee

The Board of Directors has an Executive Committee, which consists of S. Wilzig Izak (Chair), W. Martin Willschick and Eric J. Schmertz. This Committee may exercise all authority of the full Board with the exception of specified limitations relating to major corporate matters.

The Audit Committee

The Audit Committee of the Board of Directors serves to:  (a) oversee the accounting and financial reporting processes of the Company, internal controls of the Company, and audits of the financial statements of the Company; (b) assist the Board of Directors in its oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, (iv) the performance of the Company’s internal audit functions and its independent auditors, and (v) the accounting and financial reporting processes of the Company; and (c) prepare the Audit Committee report for inclusion in the proxy statement as required by the SEC. The Audit Committee’s charter was attached as Appendix A to the Company’s 2004 Proxy Statement.

The members of the Audit Committee are Mr. Willschick (Chair), Mr. Schmertz and Mr. Donnenberg. The report of the Audit Committee is included elsewhere herein.

The Board of Directors has determined that W. Martin Willschick constitutes an “audit committee financial expert”, as such term is defined by the SEC. As noted above, Mr. Willschick – as well as the other members of the Audit Committee – has been determined to be “independent” within the meaning of SEC and AMEX regulations.

Compensation Committee

The Compensation Committee of the Board serves to: (a) assist the Board in establishing and maintaining compensation and benefits policies and practices that support the successful recruitment, development and retention of talent in order to achieve the Company’s business objectives and optimize long-term financial returns; (b) assist the Board in discharging its responsibilities for compensating the Company’s executives; and (c) produce a compensation committee report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable federal securities laws, rules and regulations and the AMEX’s rules and regulations.

The members of the Compensation Committee are Mr. Schmertz (Chair), Mr. Wachtel and Mr. Berger. The report of the Compensation Committee is included elsewhere herein.

Nominating Committee

The purposes of the Nominating Committee are to: (a) identify and screen individuals qualified for nomination to the Board; (b) recommend to the Board director nominees for election at each meeting of stockholders at which directors are to be elected and recommend to the Board individuals to fill any vacancies on the Board that arise between such meetings; and (c) recommend to the Board directors for appointment to each committee of the Board. The Nominating Committee’s charter was attached as Appendix B to the Company’s 2004 Proxy Statement.

The members of the Nominating Committee are Mr. Berger (Chair), Mr. Wachtel and Mr. Donnenberg.

The Nominating Committee’s charter describes procedures for nominations to be submitted by stockholders and other third-parties, other than candidates who have previously served on the Board or who are recommended by the Board. The charter states that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director:  (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

•

must satisfy any legal requirements applicable to members of the Board;

•

must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

•

must have a reputation for honesty and ethical conduct;

•

must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and

•

must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

Candidates to serve on the Board will be identified from all available sources, including recommendations made by stockholders. The Nominating Committee’s charter provides that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by stockholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing Board members will include

•

a review of the information provided to the Nominating Committee by the proponent;

•

a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

•

a personal interview of the candidate,

together with a review of such other information as the Nominating Committee shall determine to be relevant.

In connection with the 2006 Annual Meeting, the Nominating Committee did not receive any nominations from any stockholder or group of stockholders which owned more than 5% of the Company’s Common Stock for at least one year.

The Board of Directors has established a procedure that enables stockholders to communicate in writing with members of the Board. Any such communication should be addressed to Ms. S. Wilzig Izak, Chairman of the Board and should be sent to such individual c/o Wilshire Enterprises, Inc., 1 Gateway Center, Newark, New Jersey 07102. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board, upon the Chairman of the Board’s receipt of such communication, the Company’s Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Board members are encouraged, but not required by any specific Board policy, to attend the Company’s annual meeting of stockholders. With the exception of Mr. Schmertz, all of the members of the Board attended the Company’s 2005 Annual Meeting of Stockholders.

Each non-employee director receives an annual fee of $11,000. Non-employee members of the Executive Committee also receive an annual fee of $4,000. Members of the Audit Committee also receive an annual fee of $5,000 and members of the Compensation Committee and Nominating Committee also receive an annual fee of $2,000. Each non-employee director also receives an additional fee of $750 for each meeting of the Board and each Committee thereof which such director attends.

Pursuant to the Company’s 2004 Non-employee Director Stock Option Plan (the “Outside Director Plan”), each of the Company’s non-employee directors received, on the date of the 2004 Annual Meeting, a stock option grant covering 10,000 shares of Common Stock, at an exercise price equal to the fair market value of the Common Stock on such date. Under the Outside Director Plan, any new non-employee director will receive a grant of 10,000 options at fair market value upon becoming a director. On each Annual Meeting date after the 2004 Annual Meeting, each non-employee director will be granted an option covering 5,000 shares of Common Stock, at fair market value, so long as he or she continues to serve on the Board on the Annual Meeting date. Options covering a total of 25,000 shares of Common Stock were granted to the non-employee directors at the 2005 Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THESE TWO NOMINEES AS DIRECTORS.

Two directors, constituting the Class II Directors, are to be elected at the 2006 Annual Meeting for three-year terms expiring in 2009. There is no cumulative voting. The Board’s nominees for Class II Directors are Milton Donnenberg and S. Wilzig Izak.

The information provided below with respect to director nominees and present directors includes (1) name, (2) class, (3) principal occupation, business experience during the past five years, and age, (4) year in which he or she became a director and (5) number and percentage of shares of Common Stock of the Company beneficially owned as of April 1, 2006. This information has been furnished by the directors.

Name	Class	Principal Occupation and Age(a)	Year Became Director of the Company	Shares of Common Stock Beneficially Owned on April 1, 2006 and Percentage of Class(b)

Miles Berger	I	Chairman of Berger Organization,	2002	7,500	(c)
		Real Estate Management and Development Company, Newark, NJ Age 53		(0.09%)

Milton Donnenberg(d)	II	Formerly President,	1981	21,462	(e)
		Milton Donnenberg Assoc., Realty Management, Carlstadt, NJ Age 83		(0.27%)

S. Wilzig Izak	II	Chairman of the Board since	1987	188,298	(f)
		September 20, 1990; Chief Executive Officer since May 1991; Executive Vice President (1987-1990); prior thereto, Senior Vice President Age 47		(2.38%)

Eric J. Schmertz, Esq.	I	Of Counsel to the Dweck Law Firm;	1983	22,459	(e)
		Distinguished Professor Emeritus and formerly Dean, Hofstra University School of Law, Hempstead, NY Age 80		(0.28%)

Ernest Wachtel	III	President, Ellmax Corp., Builders	1970	100,991	(e)
		and Realty Investors, Elizabeth, NJ Age 81		(1.27%)

W. Martin Willschick	III	Manager, Treasury Services, City	1997	13,562	(g)
		of Toronto, Canada Age 54		(0.17%)

——————

(a)

No nominee or director is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

(b)

The shares of the Company’s Common Stock are owned directly and beneficially, and the holders have sole voting and investment power, except as otherwise noted.

(c)

Includes 5,500 shares of stock that could be obtained by Miles Berger on the exercise of options exercisable within 60 days of April 1, 2006.

(d)

Mr. Donnenberg is Ms. Izak’s uncle by marriage.

(e)

For Mr. Schmertz, includes 7,650 shares of stock that could be obtained on the exercise of options within 60 days of April 1, 2006. For Mr. Donnenberg, includes 13,812 shares held in a trust of which Mr. Donnenberg is trustee, and 7,650 shares of stock that could be obtained by Mr. Donnenberg on the exercise of options exercisable within 60 days of April 1, 2006. For Mr. Wachtel, includes 7,650 shares of stock that could be obtained by Mr. Wachtel on the exercise of options exercisable within 60 days of April 1, 2006.

(f)

Includes 30,000 shares of stock that could be obtained by S. Wilzig Izak on the exercise of options exercisable within 60 days of April 1, 2006 and 17,333 shares that are subject to a restricted stock grant. See “Executive Compensation-Summary of Cash and Certain Other Compensation.”

(g)

Includes 12,500 shares of stock that could be obtained by W. Martin Willschick on the exercise of options exercisable within 60 days of April 1, 2006. Mr. Willschick is Ms. Izak’s first cousin.

At April 1, 2006, Daniel C. Pryor, the Company’s President and COO, beneficially owned 68,500 shares of Common Stock, including 10,800 shares as custodian for his son and 12,267 shares that are subject to a restricted stock grant. At April 1, 2006, Seth Ugelow, the Company’s Chief Financial Officer and Treasurer, beneficially owned 4,000 shares of Common Stock, of which 333 shares are held by his wife and the remaining 3,667 shares are subject to a restricted stock grant. At April 1, 2006, all current directors and current executive officers as a group (eight persons) beneficially owned equity securities as follows:

Title of Class	Amount Beneficially Owned		Percent

Common Stock	421,622	*	5.32%	%

——————

*

Includes 72,950 shares subject to options exercisable within 60 days of April 1, 2006.

In March, 2005, the Board of Directors created a new position of presiding director, whose primary responsibility is to preside over periodic sessions of the Board of Directors in which management directors do not participate. The presiding director also advises the Chairman of the Board and Committee chairs with respect to agendas and information needs relating to the Board and Committee meetings, provides advice with respect to the selection of Committee chairs and performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities. The non-management members of the Board of Directors have designated Eric J. Schmertz to serve in this position. Shareholders and other parties interested in communicating directly with the presiding director or with the non-management directors as a group may do so by writing to Presiding Director, Wilshire Enterprises, Inc., 1 Gateway Center, Newark, New Jersey 07102.

Section 16(a) Reporting

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and 10% stockholders to file with the Securities and Exchange Commission certain reports regarding such persons’ ownership of the Company’s securities. The Company is required to disclose any failures to file such reports on a timely basis. The Company is aware of the following untimely filings during the fiscal year ended December 31, 2005:  Seth Ugelow, Chief Financial Officer and Treasurer of the Company, filed late a Form 4 in January 2005 to report a stock award granted to him in December 2004; S. Wilzig Izak, a director and the Chairman and Chief Executive Officer of the Company, filed late a Form 4 in January 2005 to report a stock award granted to her earlier in January 2005 and an amendment to such Form 4 in February 2005 to correct one of the award dates previously reported; and Daniel C. Pryor, President and Chief Operating Officer of the Company, filed late a Form 4 in January 2005 to report a stock award granted to him earlier in January 2005 and an amendment to such Form 4 in February 2005 to correct one of the award dates previously reported. The filings were made promptly after the failures to file were noted.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth, for the years ended December 31, 2005, 2004 and 2003, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued by such entities for those years, to or with respect to the executive officers of the Company (the “Named Officers”), for services rendered in all capacities during such period.

	Annual Compensation				Long-Term Compensation
Name and Current Principal Position	Year	Salary	Bonus(a)	Other(b)	Restricted Stock Awards(c)	Securities Underlying Options	All Other Compensation(d)

S. Wilzig Izak	2005	$200,000	$104,622	—	$—	—	$12,000
Chairman and CEO	2004	200,000	338,000	—	163,800	—	3,000
	2003	175,000	100,000	—	—	—	3,295

Daniel C. Pryor(e)	2005	250,000	78,469	—	—	—	23,538
President and COO	2004	170,513	108,160	—	115,920	—	4,808

Seth H. Ugelow(f)	2005	155,575	50,000	—	21,810	—	2,273
Chief Financial Officer	2004	78,665	—	—	6,050	—	—

——————

(a)

The bonus amounts shown for Ms. Izak and Mr. Pryor for 2005 represent the fair market value (based on the last available closing sale price on the AMEX on the grant date) of shares of Common Stock (12,837 shares for Ms. Izak and 9,628 shares for Mr. Pryor) awarded for service in 2005 pursuant to Article 16 of the Company’s 2004 Stock Option and Incentive Plan. The number of shares of each stock bonus is consistent with the recommendations provided by an independent compensation consultant hired by the Company. These stock bonuses were granted in April 2006. The bonus amounts shown for Ms. Izak and Mr. Pryor for 2004 represent the fair market value (based on the closing sale price on the AMEX on the grant date) of shares of Common Stock (50,000 shares for Ms. Izak and 16,000 shares for Mr. Pryor) awarded for service in 2004 pursuant to Article 16 of the Company’s 2004 Stock Option and Incentive Plan. The number of shares of each stock bonus is consistent with the recommendations provided by an independent compensation consultant hired by the Company. These stock bonuses were granted in January 2005.

(b)

During the periods covered, the Named Officers did not receive perquisites (i.e., personal benefits such as country club memberships or use of automobiles or automobile allowances) in excess of the lesser of $50,000 or 10% of such individual’s salary and bonus.

(c)

The amount shown for Mr. Ugelow for 2005 represents the fair market value (based on the closing sale price on the AMEX on the grant date) of restricted stock awards (3,000 shares for Mr. Ugelow) granted as long term incentives pursuant to Article 13 of the Company’s 2004 Stock Option and Incentive Plan. The restricted stock awards vest in three equal annual installments beginning one year after the date of grant so long as the executive has not voluntarily terminated employment or been terminated for cause. At December 31, 2005, the value of the restricted stock granted to Mr. Ugelow for 2005 (based on the closing sale price of the Common Stock on December 30, 2005, the last trading day of 2005) was $23,370. The amount shown for Mr. Ugelow for 2004 represents the fair market value (based on the closing sale price on the AMEX on the grant date) of restricted stock awards (1,000 shares for Mr. Ugelow) granted as long term incentives pursuant to Article 13 of the Company’s 2004 Stock Option and Incentive Plan. The restricted stock awards vest in three equal annual installments beginning one year after the date of grant so long as the executive has not voluntarily terminated employment or been terminated for cause. At December 31, 2005, the value of the restricted stock granted to Mr. Ugelow for 2004 (based on the closing sale price of the Common Stock on December 30, 2005, the last trading day of 2005) was $7,790. The amounts shown for Ms. Izak and Mr. Pryor for 2004 represent the fair market value (based on the closing sale price on the AMEX on the grant date) of restricted stock awards (26,000 shares for Ms. Izak and 18,400 shares for Mr. Pryor) granted in January 2005 as long term incentives pursuant to Article 13 of the Company’s 2004 Stock Option and Incentive Plan. The restricted stock awards vest in three equal annual installments beginning one year after the date of grant so long as the executive has not voluntarily terminated employment or been terminated for cause. The number of shares of each award is consistent with the recommendations provided by an independent compensation consultant hired by the Company. At December 31, 2005, the value of the restricted stock granted to Ms. Izak and Mr. Pryor for 2004 (based on the closing sale price of the Common Stock on December 30, 2005, the last trading day of 2005) was $202,540 and $143,336, respectively.

(d)

All Other Compensation for 2005 includes for Ms. Izak, $12,000 as a travel allowance; for Mr. Pryor, $12,000 as a travel allowance and $11,538 as unused vacation pay; and for Mr. Ugelow, $1,200 as a travel allowance and $1,073 as unused vacation pay.

(e)

Mr. Pryor joined the Company as an employee in May 2004.

(f)

Mr. Ugelow joined the Company as an employee in June 2004.

Stock Options

No stock options were granted to the Named Officers in 2005. The Named Officers did not exercise any stock options in 2005. The following table provides information with respect to the year-end value of unexercised options for the Named Officers:

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

	Number of Securities Underlying Unexercised Options at 12/31/05		Value of Unexercised In-the-Money(a) Options at 12/31/05 ($)

S. Wilzig Izak	30,000	20,000	134,100	89,400

Daniel C. Pryor	—	—	—	—

Seth H. Ugelow	—	—	—	—

——————

(a)

Values for “in-the-money” options represent the positive spread between the exercise price of an existing option and $7.79, the closing sales price of the Company’s Common Stock on the AMEX on December 30, 2005. There is no guarantee that if these options are exercised they will have this value.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under the Company’s 1995 Stock Option and Incentive Plan, 1995 Non-employee Director Stock Option Plan, 2004 Stock Option and Incentive Plan and 2004 Non-Employee Director Stock Option Plan, as of December 31, 2005. These plans were the Company’s only equity compensation plans in existence as of December 31, 2005.

Plan Category	(A) Number of Securities to Be Issued Upon Exercise of Outstanding Options Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))

Equity Compensation Plans Approved by Stockholders	160,450	$4.97	625,424
Equity Compensation Plans Not Approved by Stockholders	—	—	—
TOTAL	160,450	$4.97	625,424

Employment and Consulting Agreements

On March 29, 2004, the Company provided S. Wilzig Izak, the Chairman of the Board, with a severance agreement. The agreement provides that on termination of her employment for any reason other than termination for Cause (as defined), she will receive a payment equal to $200,000.

On April 24, 2004, the Company entered into an employment agreement with Daniel C. Pryor, who initially served as Vice President-Business Development until June 30, 2004 and, thereafter, as the President and Chief Operating Officer. The term of Mr. Pryor’s employment agreement is through June 30, 2007. Under the agreement, Mr. Pryor will receive an annual base salary of $250,000 per year plus $1,000 per month as a car allowance. He is entitled to an annual bonus and stock options as determined by the Board of Directors of the Company, or the Committee that administers the Company’s stock option plan, as the case may be. In the event that the agreement is terminated other than for “Cause” (as defined in the agreement), or in the event of a Change in Control Event (as defined in the Company’s 1995 Stock Option and Incentive Plan), all non-vested options shall automatically vest. In addition, in the event that the agreement is terminated other than for Cause, the Company shall continue to pay Mr. Pryor’s base salary through the Expiration Date. In addition, upon a Change in Control, Mr. Pryor may elect to terminate his employment and receive a lump sum payment equal to twice his then current annual salary, subject to certain limitations. The agreement prohibits Mr. Pryor from competing with the Company for a period of two years from the expiration date and contains certain restrictions on soliciting customers and employees of the Company for the same period.

The Company has entered into a letter agreement with Seth Ugelow, the Company’s Chief Financial Officer and Treasurer. Mr. Ugelow’s employment is “at will”; however, if the Company terminates his employment without cause, he will be entitled to receive the greater of 16 weeks of severance pay or any severance payments provided to him under the Company’s severance policy in effect at the time of such termination. In addition, upon a Change in Control (as defined in the letter agreement), Mr. Ugelow may elect to terminate his employment and receive a lump sum payment equal to the sum of six months of salary plus 50% of any cash bonus paid to him during the previous 12 month period. The agreement prohibits Mr. Ugelow from competing with the Company for a period of six months after his employment terminates and contains certain restrictions on soliciting customers and employees of the Company for the same period.

Performance Graph

The following graph compares the cumulative total return on a hypothetical $100 investment made on December 31, 2000 in (i) the Company’s Common Stock, (ii) the Standard and Poor’s 500 Index and (iii) The Russell 3000 Index. The Russell 3000 Index is a broad based index of U.S. issuers representing approximately 98% of the U.S. market. The comparison assumes that all dividends are reinvested. (Note: For the five-year period illustrated below, the performances of The Russell 3000 and the S&P 500 indices are very similar and their respective line graphs are difficult to distinguish.)

	2000	2001	2002	2003	2004	2005

Wilshire Enterprises	100.00	89.14	98.86	174.29	185.71	222.57
RUSSELL 3000 INDEX	100.00	87.36	67.44	86.32	95.56	99.65
S&P Composite	100.00	88.12	68.64	88.33	97.94	102.75

Compensation Committee Report

The following report is not to be deemed “soliciting material” or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

The Compensation Committee of the Board of Directors (the “Committee”) is composed of independent, non-employee directors. The Committee’s primary responsibility is to assist the Board in discharging its responsibilities for compensating the Company’s executives.

The goals of the Committee’s compensation policies pertaining to executive officers are to provide a competitive level of salary and other benefits to attract, retain and motivate highly qualified personnel, while balancing the desire for cost containment. The Committee believes that its compensation policies achieve these goals.

In 2004, the Compensation Committee appointed an independent consultant to provide a report discussing compensation for the Company’s management. The same independent consultant provided a report to the Compensation Committee which the Committee considered in determining compensation for 2005.

In consideration of their contributions to the Company in 2005, the Compensation Committee granted a 12,837 share stock bonus (valued at $104,622 on the grant date) to Ms. Izak, the Company’s Chairman and Chief Executive Officer, and a 9,628 share stock bonus (valued at $78,469 on the grant date) to Mr. Pryor, the Company’s President and Chief Operating Officer. Mr. Ugelow, the Company’s Chief Financial Officer, received a $50,000 cash bonus for 2005. These bonuses were consistent with the recommendations of the independent consultant.

The Compensation Committee did not grant restricted stock awards to Ms. Izak or Mr. Pryor for 2005, since they received restricted stock awards for 2004. The Compensation Committee has established a policy of not granting additional restricted stock awards to executives until all previously granted restricted stock awards have vested.

This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under either of such acts except to the extent that the Company specifically incorporates this information by reference.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Eric J. Schmertz, Chairman

Miles Berger

Ernest Wachtel

Compensation Committee Interlocks and Insider Participation; Other Transactions

The Compensation Committee currently consists of Messrs. Wachtel, Berger and Schmertz. None of these individuals are or were at any time officers or employees of the Company. No executive officer of the Company has served as a director or member of the compensation committee of any other entity, one of whose executive officers served as a member of the Compensation Committee of the Company. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

AUDIT COMMITTEE REPORT

The following report is not to be deemed “soliciting material” or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2005 Annual Report on SEC Form 10-K with the Company’s management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Committee discussed with the independent auditors their independence from the Company and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and considered the compatibility of non-audit services with the auditors’ independence. In addition, the Committee discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on SEC

Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933, as amended, or under the Securities Act of 1934, as amended, and shall not be deemed filed under either of such acts except to the extent that the Company specifically incorporates this information by reference.

Respectfully submitted on by the members of the Audit Committee of the Board of Directors:

Chairman W. Martin Willschick

Eric J. Schmertz

Milton Donnenberg

Audit Fees and Related Matters

On July 5, 2004, the Audit Committee of the Board of Directors authorized the engagement of J.H. Cohn LLP as the Company’s new Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2004. During the fiscal years ended December 31, 2003 and 2002 and the subsequent interim period through July 5, 2004, J.H. Cohn LLP was not engaged as an Independent Registered Public Accounting Firm to audit the financial statements of the Company, nor was it consulted regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was the subject of a disagreement or reportable event.

In connection with the appointment of J.H. Cohn, the Company terminated its relationship with Ernst & Young LLP (“E&Y”). E&Y had informed the Company and its Audit Committee that it would decline to stand for re-election as the Company’s independent auditors for the fiscal year ended December 31, 2004 due to the economics of the engagement.

E&Y’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2003 and 2002 and through the date of their termination, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which if not resolved to E&Y’s satisfaction, would have caused that firm to make reference to the subject matter in connection with that firm’s report on the Company’s consolidated financial statements for such years. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that a material weakness in internal controls was identified in connection with the Company’s 2003 audit relating to its oil and gas business, which was addressed prior to finalizing the year end audit and had no effect on any previously filed financial statements. The Company’s oil and gas business has been sold.

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by the Company’s independent accountants is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered and differences between the proposed fees and the final fees, if any.

Audit Fees

The aggregate fee incurred by the Company for the fiscal year ended December 31, 2004 for professional services rendered by E&Y in connection with (i) the audit of the Company’s annual financial statements and (ii) the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q was $13,000. The aggregate fees incurred by the Company for the fiscal years ended December 31, 2005 and December 31, 2004 for professional services rendered by J.H. Cohn in connection with (i) the audit of the Company’s annual financial statements and (ii) the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $97,000 and $78,000, respectively.

Audit-Related Fees

The Company did not incur any fees for the fiscal years ended December 31, 2005 and 2004 for assurance and related services by E&Y or J.H. Cohn in connection with the performance of the audit or review of the Company’s financial statements.

Tax Fees

The Company did not incur any fees for the fiscal years ended December 31, 2005 and 2004 for professional services rendered by E&Y or J.H. Cohn for tax compliance, tax advice or tax planning.

All Other Fees

The Company did not incur any other fees for the fiscal years ended December 31, 2005 and 2004 for services rendered by E&Y or J.H. Cohn, except for $16,500 and $5,000 paid to E&Y in 2005 and 2004 for their review of

SEC filings and $8,000 paid to J.H. Cohn in 2004 for consulting services involving the Company’s electronic internet-based file room.

Of the time expended by the Company’s principal accountants to audit the Company’s financial statements for the year ended December 31, 2005, less than 50% of such time involved work performed by persons other than the principal accountant’s full-time, permanent employees.

Other Matters

The Audit Committee of the Board of Directors has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees are compatible with maintaining the independence of the Company’s principal accountant.

Applicable law and regulations provide an exemption that permits certain services to be provided by the Company’s outside auditors even if they are not pre-approved by the Audit Committee. The Company has not relied on this exemption since the Sarbanes-Oxley Act was enacted.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Stockholder Proposals for Inclusion in 2007 Proxy Statement

If any stockholder intends to present a proposal for consideration at the 2007 Annual Meeting of Stockholders, such proposal must be received by the Company not later than December 31, 2006 for inclusion, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, in the Company’s proxy statement for such meeting. Such proposal also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

Other Requirements for Stockholder Proposals for Presentation at the 2007 Annual Meeting

According to the by-laws of the Company, notice of any proposal to be presented by any stockholder at any annual meeting must be given timely, in writing, to the Secretary of the Company. To be timely, a stockholder’s notice must be given to the Secretary not less than 60 or more than 90 days prior to the date of the meeting; provided that if the date of the meeting is first publicly announced less than 70 days before the date of the meeting, such advance notice must be given within ten days after such meeting date is first publicly announced. All such notices must set forth, as to each matter the stockholder proposes to bring before the Annual Meeting, (i) the text of the proposal, (ii) a brief description of the reasons for such proposal, (iii) the name and address of the stockholder proposing such business, (iv) the class and number of shares of Common Stock which are beneficially owned by the stockholder and (v) any material interest of the stockholder in such proposal. The chairperson of the meeting will determine whether sufficient notice has been given; in the absence of such notice, a stockholder proposal will not be considered.

Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, if a stockholder notifies the Company in a time or manner inconsistent with the Company’s by-laws of an intent to present a proposal at the Company’s 2007 Annual Meeting (and for any reason the proposal is voted upon at that Annual Meeting), the Company’s proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

OTHER TOPICS

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. A copy of the Code of Ethics is available on the Company’s website (http:// www.wilshireenterprisesinc.com) under the caption “Corporate Policies.”

Solicitation of Proxies

The cost of soliciting the proxies to which this Proxy Statement relates will be borne by the Company. In following up the original solicitation of proxies by mail, the Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the stock and will reimburse them for their expenses. In addition to the use of the mail, and without additional compensation therefor, proxies may be solicited in person or by telephone, facsimile or telegram by officers and regular employees of the Company. Further, the Company has engaged Georgeson Shareholder Communications, Inc. to assist in soliciting proxies. Georgeson will receive a fee of approximately $15,000 plus reasonable out-of-pocket expenses for this work.

Independent Accountants

J.H. Cohn LLP has served as the Company’s Independent Registered Public Accounting Firm since the quarter ended June 30, 2004. A representative of J.H. Cohn is expected to attend the Annual Meeting, to have an opportunity to make a statement, if such representative desires to do so, and to be available to respond to appropriate questions. The Audit Committee has selected J.H. Cohn LLP as the Company’s independent auditors for 2006.

We hope that you will attend the Annual Meeting, and look forward to your presence. HOWEVER, EVEN IF YOU PLAN TO ATTEND, YOU ARE URGED TO EITHER VOTE YOUR SHARES ELECTRONICALLY ON THE INTERNET, BY TELEPHONE OR BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD. If you wish to change your vote or vote differently in person, your proxy may be revoked at any time prior to the time it is voted at the meeting.

By:	/s/ S. Wilzig Izak
S. WILZIG IZAK
Chairman of the Board

Dated: May 1, 2006

A COPY OF THE COMPANY’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2005, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

THE COMPANY WILL PROVIDE WITHOUT CHARGE, TO ANY SHAREHOLDER OF RECORD WHO REQUESTS IT, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR THE YEAR ENDED DECEMBER 31, 2005. REQUESTS FOR COPIES OF THE FORM 10-K SHOULD BE SENT TO: WILSHIRE ENTERPRISES, INC., SHAREHOLDER RELATIONS DEPARTMENT, 1 GATEWAY CENTER, NEWARK, NEW JERSEY 07102.

VOTE BY INTERNET OR TELEPHONE

QUICK *** EASY *** IMMEDIATE

WILSHIRE ENTERPRISES, INC.

☐

You can now vote your shares electronically through the Internet or the telephone.

☐

This eliminates the need to return the proxy card.

☐

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
WWW.CONTINENTALSTOCK.COM

Have your proxy card in hand when you access the above web site. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE

1-866-894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD BELOW IF VOTED
ELECTRONICALLY

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN BELOW; NO BOXES NEED TO BE CHECKED.

(1)	Nominees for Class II Director: 01 Milton Donnenberg and 02 S. Wilzig Izak	FOR	WITHHOLD AUTHORITY	(2)

Upon all such other matters as may properly come before the meeting and/or any adjournments thereof, as the proxies in their discretion may determine. The Board of Directors is not aware of any such matter.

		☐	☐
To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.					Any proxies heretofore given for the annual meeting are hereby revoked.

_____________________________

		YES	NO
	I PLAN TO ATTEND THE MEETING	☐	☐
IMPORTANT: PLEASE CHECK THE BOXES ABOVE, DATE AND SIGN BELOW AND PROMPTLY RETURN IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.	COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

SIGNATURE__________________________  SIGNATURE_________________________  DATE___________

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person. (Continued on reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

FOLD AND DETACH HERE

WILSHIRE ENTERPRISES, INC.

PROXY – COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS, MAY 25, 2006

The undersigned appoints Eric J. Schmertz and Seth H. Ugelow, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders to be held on May 25, 2006, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED

HEREIN BY THE UNDERSIGNED.

IN THE ABSENCE OF SUCH DIRECTION THE PROXY WILL BE VOTED FOR THE

NOMINEES LISTED IN ITEM 1.

ADDRESS CHANGE